QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
NetBank, Inc.

We have audited the consolidated statements of operations, shareholders' equity, and cash flows of NetBank, Inc. and its subsidiaries ("NetBank") for the year ended December 31, 2001. These financial statements are the responsibility of NetBank management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of the operations and the cash flows of NetBank for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
January 25, 2002 (March 6, 2002 as to Note 14)

QuickLinks

  Exhibit 23.2